Exhibit 99.2

ZYNGA ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Reports Highest Quarterly Revenue and Bookings in Zynga History

Generated Operating Cash Flow of $69 Million, up 67% year-over-year

Raises Full Year Outlook – One of the Fastest Growing Public Gaming Companies in 2019

SAN FRANCISCO – October 30, 2019 – Zynga Inc. (Nasdaq: ZNGA) today released its financial results for its third quarter ended September 30, 2019 by posting management’s Q3 2019 Quarterly Earnings Letter to its Investor Relations website. Please see the attached Quarterly Earnings Letter or visit http://investor.zynga.com/financial-information/quarterly-results to access the letter.

“In Q3, we achieved our best quarterly revenue and bookings in Zynga history.  Our performance was driven by strong momentum across our live services, in particular record quarters from Empires & Puzzles and Merge Dragons!. Also, our recently launched titles, Game of Thrones® Slots Casino and Merge Magic!, are off to great starts. With our raised guidance, Zynga is one of the fastest growing public gaming companies in 2019,” said Frank Gibeau, Chief Executive Officer of Zynga.

Zynga management will also host a conference call at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) today to discuss the company’s results. Questions may be asked on the call and Zynga will respond to as many questions as possible.

The conference call can be accessed at http://investor.zynga.com – a replay of which will be available through the website after the call – or via the below conference dial-in number:

•	Toll-Free Dial-In Number: (800) 537-0745
•	International Dial-In Number: (253) 237-1142
•	Conference ID: 7568396

About Zynga Inc.

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. To date, more than one billion people have played Zynga’s franchises including CSR Racing™, Empires & Puzzles™, Merge Dragons!™, Words With Friends™ and Zynga Poker™. Zynga’s games are available in more than 150 countries and are playable across social platforms and mobile devices worldwide. Founded in 2007, the company is headquartered in San Francisco with locations in the U.S., Canada, U.K., Ireland, India, Turkey and Finland. For more information, visit www.zynga.com or follow Zynga on Twitter and Facebook.

Contacts

Investor Relations:

Rebecca Lau

Investors@zynga.com

Press:

Sarah Ross

Sarah@zynga.com

Editor’s Note

To download Zynga’s B-roll footage and key art for its games, please visit: https://bit.ly/2IOcaej